                       PURCHASE AND DEMOLITION AGREEMENT
                               REMAINING PREMISES


     This Agreement, made this 15th day of March 1995, between COLUMBIA GAS TRANSMISSION CORPORATION (Columbia) and MARKWEST HYDROCARBON PARTNERS, LTD., (Processor).

Columbia and Processor agree as set forth below:

     WHEREAS, Columbia is the owner of that certain 4.643 acre parcel of land situated in Ceredo District, Wayne County, West Virginia, more particularly described on Map #H-1555 designated as Tract No. 2 which, in all events, includes all fixtures, improvements, equipment, supplies and materials located thereon (Remaining Premises); and,

     WHEREAS, Processor and Columbia have entered into an Agreement to Design and Construct New Facilities (Processor's Plant) on the premises adjacent to the Remaining Premises; and

     WHEREAS, Columbia owns and operates the Kenova Extraction Plant which consists of processing, dehydration and extraction equipment, including but not limited to, piping, tanks, machinery, valves, concrete foundations, buildings, structural steel, spare parts, etc., (Kenova Plant) which is located on the Remaining Premises; and,

     WHEREAS, Columbia desires to sell and Processor desires to purchase, the Remaining Premises in accordance with the terms and provisions of this Agreement; and,

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

     WHEREAS, Processor will dismantle, demolish. remove and dispose of such portion of the Kenova Plant located on the Remaining Premises which will not be retained by Processor for use as an operational portion of Processor's Plant; and

     WHEREAS, Columbia will perform an environmental assessment and remediation of the Remaining Premises.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein expressed, the parties hereby agree as follows:

     1. Upon and subject to the terms and conditions set forth in this Agreement, Columbia agrees to sell on an "AS IS, WHERE IS" basis to Processor and Processor agrees to purchase and accept on an "AS IS, WHERE IS" basis the Remaining Premises as more fully described on Exhibit A, to be attached hereto and made a part hereof promptly following its preparation, which, in all events, includes all fixtures, improvements, handtools unique to the extraction process, equipment, supplies and materials located thereon, as described above, and Columbia agrees to sell the Remaining Premises and Processor agrees to accept the Remaining Premises without(i) any express or implied warranty, merchantability or fitness for a particular purpose and (ii) any and all other warranties, express or implied, except as to a general warranty deed as to the Remaining Premises. Processor warrants that it has expert knowledge of natural gas liquids, separation, extraction and dehydration processes and facilities and that Processor is familiar with the local, state and federal laws and regulations, including environmental laws and regulations, which apply to and/or affect the

Remaining Premises and the future operations of Processor's Plant. Columbia hereby provides to Processor, notice, the sufficiency of which Processor accepts and acknowledges, that the Remaining Premises being transferred are subject to regulation under certain environmental laws of the State of West Virginia and of the United States of America.

     2. Processor agrees to pay to Columbia, as the full purchase price for the Remaining Premises, the sum of Four Hundred Thousand Dollars ($400,000). At Closing Processor agrees to pay Columbia One Hundred Thousand Dollars ($100,000) in immediately available funds. Within 20 business days after Columbia has notified Processor of receipt of final approval by all regulatory agencies having jurisdiction, including but not limited to the Federal Energy Regulatory Commission (FERC), such approval of the United States Bankruptcy Court for the District of Delaware as may be necessary in Columbia's sole judgment, such approval of any state or federal regulatory agency as may be necessary and the completion of any and all remediation required under this Agreement, Processor shall pay the remainder of the full purchase price, being Three Hundred Thousand Dollars ($300,000).

     3. Processor shall be responsible for all the dismantlement, demolition, removal and disposal of such portions of the Kenova Plant located on the Remaining Premises which are not a functioning portion of Processor's Plant. Processor, or Processor's contractor, agrees to assume the responsibility and cost for any and all necessary testing required to determine whether any portion of the Kenova Plant for which Processor is responsible for dismantlement, demolition, removal and disposal, can be legally disposed of in a solid waste landfill permitted for industrial waste or sold for salvage. In the event Processor or Processor's Contractor determines any portion of the Kenova Plant cannot be legally disposed of in a solid waste landfill permitted for industrial waste or sold for salvage, Columbia shall have the right to obtain the opinion of a third party consultant, at Columbia's sole cost and expense, to determine whether the material to be removed can be legally disposed of in a solid waste landfill permitted for industrial waste or sold for salvage. If the third party consultant determines the material to be removed and/or disposed of can be legally disposed of in a solid waste landfill permitted for industrial waste or sold for salvage, Processor, and/or Processor's contractor, must remove and/or dispose of the material at its sole cost and expense in accordance with all applicable laws of regulations. In the event the third party consultant determines the material to be removed and/or disposed of cannot be legally disposed of in a solid waste landfill permitted for industrial waste or sold for salvage, Columbia and Processor shall equally divide the cost of any additional expenses which may be incurred for the removal and/or disposal of the material in accordance with all applicable laws or regulations. Prior to the start of said dismantlement of the Kenova Plant by Processor, Columbia shall shut down the Kenova Plant by blocking and bypassing the Inlet Gas Stream and opening all existing vent valves to flare, shutting down all motors, engines and turbines, shutting off the electric power. Additionally, Columbia shall provide advisors knowledgeable of the Kenova Plant to provide information to Processor to assist Processor in completing the shutdown of all the existing vent valves to flare, shutting down all motors, engines and turbines and shutting off the electric power. Additionally, Columbia shall provide advisors knowledgeable of the Kenova Plant to provide information to Processor to assist Processor in completing the shutdown of the Kenova Plant. Processor also agrees to dismantle, demolish, remove and dispose of the cooling tower and basin located on that portion of the Kenova Plant which will be retained by Columbia. Columbia and Processor agree the river pumps and associated electrical equipment shall remain the property of Columbia.

     4. Processor represents and warrants that any substance, equipment, or other material, scrap and/or junk (including, without limitation, pipe, chemicals, drums or other containers, soil, sand or other ground substances, water or other liquids and any batteries or related equipment) that Processor removes from Columbia's premises at any time (collectively, "Removed Materials") will not be used, recycled, transported, salvaged or disposed of in a manner that will result in (i) a violation of the Federal Resource Conservation and Recovery Act or (ii) an actual or threatened release of a hazardous substance as defined under the Federal Comprehensive Environmental Response, Compensation and Liability Act, or (iii) a violation of any other environmental laws, rules or regulations passed or promulgated by any federal, state or local jurisdiction or governmental agency from time to time, except to the extent of changes in applicable laws or regulations becoming effective after the removal unless said laws or regulations are retroactive to the date of removal, and Processor hereby agrees to indemnify and hold harmless Columbia and Columbia's shareholders, directors and employees from and against any liability arising out of or related to the Processor's breach of this warranty. In addition, Processor agrees to permit representatives of Columbia to inspect Processor's facilities and to review Processor's procedures for storing, handling, reselling, recycling and/or disposing of any Removed Materials and to provide Columbia with any documentation reasonably requested in connection therewith. Processor understands and covenants that upon Columbia's notice, Processor will immediately cease and discontinue any procedure or other action and remediate any condition related to the Removed Materials that Columbia reasonably determines, in Columbia's sole discretion, create a material risk of present or future liability to Columbia. Said notice shall specify the conditions, risks and/or applicable laws which Columbia claims create the liability. Processor acknowledges and agrees that any breach of its warranties and covenants hereunder will cause irreparable harm and loss to Columbia and that, in addition to any other legal or equitable remedy available to Columbia, such breach shall be the basis for interlocutory equitable relief against Processor.

     5. Processor shall obtain all requisite permits from governmental authorities having jurisdiction over the Remaining Premises as may be necessary to perform its obligations under this Agreement. Processor agrees to promptly apply for and diligently prosecute applications for such permits.

     6. In conducting its activities hereunder, Processor shall (i) comply with any and all applicable local, state and/or federal laws, regulations orders and agreements, including, but not limited to those laws, regulations, orders and agreements directed at protecting the environment, (ii) obtain, from the governmental authorities having jurisdiction over the premises, such permits and approvals as may be required to lawfully conduct Processor's activities, including, without limitation, all permits and approvals required under local, state and/or federal environmental laws and regulations, and (iii) timely provide the governmental authorities having jurisdiction over the premises with all notifications required under applicable local, state and/or federal laws, regulations, orders and agreements.

     7. a. Definitions: The following definitions shall apply for purposes of
           ------------
this Agreement:

               i. "Environmental Law" shall mean each of the following statutes and all regulations promulgated thereunder as well as any and all comparable statutes and regulations of the State of West Virginia in the form in which all statutes and regulations exist: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S)9601, et seq.; the Federal Water
                                                      -- ----
Pollution Control Act, 33 U.S.C. (S)1251, et seq.; the Clean Air Act, 42 U.S.C.
                                          -- ----
(S)(S)7401 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C.
           -- ----

(S)(S)6901 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S)(S)30Of, et seq.;
           -- ----                                                     -- ----
and the Toxic Substances Control Act, 15 U.S.C. (S)(S)2601, et seq.
                                                            -- ---
               ii. "Governmental Agency" shall mean any federal, state or local agency charged with or responsible for the administration of any Environmental Law.

          b. Retention of Liability under Assessment and Remediation Plan:
             -------------------------------------------------------------
Columbia shall conduct and complete an environmental assessment of the Remaining Premises, the results of which will be set forth in assessment reports ("Assessment") in a manner reasonably satisfactory to Processor and, in any event shall include ground water testing and analysis. Columbia shall furnish Processor with copies of the Assessment promptly upon its completion and shall furnish Processor with copies of remediation plans, prepared in connection with the cleanup and remediation of environmental conditions disclosed by the Assessment, ("Remediation Plan") promptly following its preparation. Columbia shall obtain approval of the Remediation Plan from the applicable governmental authorities and shall furnish evidence of that approval to Processor.

          As between Columbia and Processor, Columbia shall retain liability for any claim against Processor under any Environmental Law, which arises from or relates to those environmental conditions of the Remaining Premises identified in the Assessment and Remediation Plan which, when complete, will be attached as Exhibit B of this Agreement and which are not remediated in accordance with 7.c. below, except for claims based upon a change in applicable law or regulations becoming effective after the Closing. With respect to all areas remediated by Columbia in accordance with 7.c., Columbia shall retain no liability for any environmental conditions discovered after the completion of the remediation as set forth in 7.c. below.

          As between Columbia and Processor and as to the Remaining Premises, Processor assumes liability for any claim against Columbia under any applicable Environmental Law including, without limitation, any claim by third parties which arises from or relates to: (1) conditions or activities occurring after the Closing; (2) conditions or activities which occurred prior to the Closing which require remediation only under statutes or regulations which became effective after Closing: and, (3) except for conditions identified in the Assessment and Remediation Plan which will appear as Exhibit B, Processor's activities on, and/or ownership of, the Facilities, including, but not limited to, any claim arising from or relating to conditions not identified in the Assessment and Remediation Plan which will appear as Exhibit B of this Agreement. Columbia represents that it has furnished Processor with a true and correct copy of the Administrative Order by Consent for Removal Actions. In the Matter of Columbia Gas Pipeline, EPA Docket No. III-94-35-DC. Processor: (l) acknowledges receipt of said true and correct copy of the Administrative Order by Consent for Removal Actions, In the Matter of Columbia Gas Pipeline, EPA Docket No. III-94-35-DC and agrees that remediation under this Agreement will be conducted pursuant to that Order, to the extent applicable: and (2) accepts and acknowledges that the facilities and operations being transferred are subject to regulation under certain environmental laws of the State of West Virginia and of the United States of America.

          c. Remediation: For any condition of the Remaining Premises for which
             -----------
Columbia has agreed to assume liability under Paragraph 7.b. above, being those conditions identified in the Assessment and Remediation Plan, Columbia shall remediate such condition, if necessary and required under any applicable Environmental Law, to a standard of remediation and compliance under such applicable Environmental Law, if any have been established, or to a standard of remediation and compliance approved by any Governmental Agency having jurisdiction under such Environmental Law, such standard being negotiated solely between Columbia and such agency having jurisdiction and reasonably acceptable to Processor. Such Remaining Premises shall be considered remediated upon receipt by Columbia of acceptance by the agencies having jurisdiction of the remediation and of any closure reports filed by Columbia with such agencies, copies of which will be provided to Processor. Upon completion of the remediation to be performed by Columbia under this paragraph, Processor will pay to Columbia, in immediately available funds, Six Hundred Thousand Dollars ($600,000) as a contribution to Columbia for performing the remediation and making any necessary changes to Columbia's existing facilities, including, without limitation, changes to Columbia's dehydration facility.

          d. Access: After the Closing, for the period required by Columbia to
             -------
identify or address Columbia's obligations under Paragraph 7.c. above, Processor shall provide Columbia, its agents, representatives and contractors the unrestrained right, at Columbia's discretion and upon prior notice to Processor, to enter onto and have access to the Remaining Premises in order to identify or address any obligations imposed pursuant to Paragraph 7.c. of this Agreement. In providing such access, Processor shall not interfere with, delay and/or prohibit Columbia, its agents, representatives and contractors from fulfilling Columbia's obligations under Paragraph 7.c. above. Columbia's remediation activities will not unreasonably interfere with Processor's operations of Processor's Plant.

          e. Indemnity During Access: Should Columbia, its agents,
             ------------------------
representatives or contractors enter upon the Remaining Premises in order to identify or address' any obligations imposed upon Columbia by Paragraph 7.c. of this Agreement, Columbia shall indemnify Processor and hold Processor harmless from any and all claims arising from the actions of Columbia or Columbia's employees or agents on the subject property or failure to accomplish the obligations imposed on Columbia by Paragraph 7.c. of this Agreement.

          f. Mitigation: Where necessary to prevent damage to human health, the
             -----------
environment and personal property, Processor shall undertake action to mitigate, to the best of Processor's ability and in accordance with the best engineering practices, any condition of the Remaining Premises for which Columbia may be liable pursuant to Paragraph 7.b. above: Provided, that Columbia shall reimburse Processor for Processor's reasonable expenses incurred in mitigating conditions for which Columbia has retained remedial obligations under Paragraph 7.C. above.

     8.1 From and after the date of this Agreement until Closing, Columbia has and shall continue to afford to Processor and its representatives, during its normal business hours, reasonable access to the facilities and any non-privileged business records, files, maps, existing surveys, if any, describing physical characteristics, subsurface characteristics. environmental surveys of the Remaining Premises and all adjacent properties occupied by Columbia, zoning requirements and utility locations, the legal description of the Remaining Premises, equipment data sheets and all other non-privileged records of Columbia connected with the Remaining Premises which are necessary for Processor to conduct a due diligence review in accordance with the practices of prudent purchasers in similar transactions. Processor shall have the right to enter upon the Remaining Premises for-purposes of examining and inspecting the Remaining Premises and upon Closing shall acknowledge that Processor has inspected and is familiar with the condition of the property. Further, upon Closing, Processor shall assume all liability for any damages caused by the condition of the property except as herein stated. Any documents provided to Processor hereunder shall be confidential and Processor, shall use its best efforts, to the extent permitted by law, to preserve the confidentiality of such documents in any dispute with third parties. Notwithstanding that any information shall be provided in good faith, Columbia expressly disclaims any warranty as to the accuracy or reliability of the information provided. Processor acknowledges and agrees that Columbia in no way controls the Processor's interpretation of any information provided.

     8.2 Processor covenants and agrees that it will rely solely on its own due-diligence investigation concerning the environmental condition and fitness of the property and its improvements for the construction and operation of a natural gas liquids extraction facility and not upon any representation, warranty or statement of or on behalf of TCO by its officers, employees, agents, advisors or representatives, except for Processor's reliance upon the obligations undertaken by Columbia in paragraph 7 hereof and except that Columbia represents that it has no knowledge of environmental conditions in violation of applicable taws or regulations, currently in effect, other than those described in the Assessment that would effect the Remaining Premises.

     9. All activities on the Remaining Premises which Processor does not perform with its own employees and resources shall be performed by its Contractors or by its Subcontractors.

     10. A Subcontractor means a person or entity who has a direct contract with Processor's Contractor to perform work in connection with this Agreement.

     11. No direct contractual relationship shall exist between Columbia and Processor's Contractors or Subcontractors during the performance of any activities on the Remaining Premises. Processor shall be responsible for the management of its Contractors and Subcontractors in the performance of its activities.

     12. During the term of this Agreement, Processor agrees that it shall carry and maintain, at its own expense, the kinds of insurance and the minimum amounts of coverage set forth below:

     12.1 Basic Insurance. During the terms of this Agreement, Processor, shall
          ----------------
provide, at its own cost and expense, insurance of the kinds and in the amounts necessary to cover all loss or liability for damages on account of bodily injury, including death resulting therefrom, and damage to or destruction of property caused by or arising out of any and all operations carried on or any and all obligations performed under this Agreement. At a minimum, Processor shall provide insurance of the kinds and in the amounts specified in the following schedule.

     (a)  Workers' Compensation: Coverage shall include the following:
          ----------------------

          (i) Workers' Compensation - Statutory coverage applicable in each State where work is to be performed, including coverage for occupational disease, if and as required.

          (ii) Employer's Liability minimum limit of $1,000,000 per occurrence. If coverage is obtained from a state fund (Ohio or West Virginia), Employer's Liability coverage may not be available. In such cases, Processor will purchase "Stop

                 Gap" coverage, with minimum limits of $1,000,000 per occurrence, from a commercial insurer.

          (iii) All States Endorsement (or equivalent). If coverage is obtained from a state fund (Ohio or West Virginia) an All States endorsement may not be available. In such cases, Processor will obtain Workers' Compensation insurance in every state in which operations may be conducted or work may be performed under the terms of this Agreement.

          (iv)   U. S. Longshore and Harbor Workers' Compensation Act coverage,
                 U. S. Defense Bases Act Coverage, Outer Continental Shelf Land Act coverage, when applicable: statutory limits.

          (v) Jones Act coverage when applicable. Minimum limits re-quired: $1,000,000 per accident.

     (b) Commercial General Liability or Comprehensive General Liability
         ---------------------------------------------------------------
Insurance: Policy to include Blanket Contractual and Broad Form Liability
- ----------
endorsements, or their equivalents, Completed Operations Coverage and, when applicable, Products Coverage. The Contractual Liability section must specifically cover Processor's obligations under the indemnity provisions of this agreement.

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

          Minimum limits required:

               BODILY INJURY/PROPERTY DAMAGE: $1,000,000 per occurrence,

               Combined Single Limit.

               PRODUCTS/COMPLETED OPERATIONS: $1,000,000 per occurrence,

               Combined Single Limit.

               PERSONAL INJURY: $1,000,000 per occurrence

When coverage obtained in accordance with this paragraph is written on a "Claims Made" or "Claims First Made:" form, Completed Operations coverage must be specifically endorsed to provide that it will respond to claims made for at least 24 months after completion of the work.

     The Fellow Employee and Explosion, Collapse and Under-ground Exclusions must be deleted.

     (c) Automobile Liability: Coverage shall include all owned, non-owned,
         ---------------------
leased or hired vehicles.
          Minimum Limits required:

Bodily- Injury/Property Damage - $1,000,000 per occurrence, Combined Single
Limit.

Processor warrants that it is in full compliance with any "No Fault" provision of any state in which it operates motor vehicles.

     (d) Umbrella Liability Insurance: Coverage shall be excess of, and at least
         -----------------------------
as broad as, the primary coverages listed in paragraphs a, b and c of this Section.

          Minimum Limits required:

               BODILY INJURY/PROPERTY DAMAGE - $10,000,000 per occurrence, Combined Single Limit.

     (e) Aircraft Liability: If any operations require the use of helicopters or
         -------------------
fixed wing aircraft, Processor will in addition to all other insurance coverage required in this Section, maintain and shall require any Subcontractor utilizing rotary or fixed wing aircraft to maintain aircraft liability insurance with minimum limits of $10,000,000 per occurrence for bodily injury and property damage.

     (f) Marine Insurance: If any operations are to be conducted on navigable
         -----------------
waters or on any pier, wharf, or other structure adjoining such waters. Processor shall, in addition to all other insurance required in this Section, maintain and shall require any Subcontractor engaged in such operations to maintain, the following additional coverage, as appropriate:

          (i) HULL/PROTECTION & INDEMNITY - coverage to be provided for each vessel used in any operations conducted under the terms of this agreement. Minimum limits required:

               HULL - Current value of the vessel.

               PROTECTION & INDEMNITY - $1,000,000 per vessel per occurrence for bodily injury and property damage.

          (ii) MARINE EMPLOYERS LIABILITY - minimum limits required:
               $1,000,000 per accident.

     (g) ENVIRONMENTAL IMPAIRMENT LIABILITY (OR EQUIVALENT): Policy to include coverage for all loss and liability resulting from activities.


               Minimum Limits required:

               BODILY INJURY/PROPERTY DAMAGE - $10,000,000 per occurrence, Combined Single Limit.

     12.2 All insurance policies required in this Agreement will be written by insurance companies reasonably acceptable to Columbia, will be primary with respect to any insurance maintained by Columbia and will be endorsed to provide at least 30 days advance notification to Columbia of any cancellation, non-renewal or material change in coverage and cancellation for non-payment of premium will require 30 days advance notice to Columbia. Insurance policies required by paragraphs b, c, d, e, f and g will name Columbia as an additional insured. All insurance policies required by this Section will contain a waiver of subrogation as against Columbia. Some of the foregoing policies may be obtained and maintained by Processor's Contractor, which policies shall name Columbia and Processor as additional insureds and provide Waiver of Subrogation against both parties.

     12.3 Processor shall furnish, on behalf of itself and its Contractor, prior to Processor conducting any activities on the Remaining Premises, copies of all insurance policies intended to meet the requirements of this Section. Properly executed Certificates of Insurance may be substituted for insurance policies provided that such Certificates contain positive statements of compliance with all the terms of this Agreement which apply to the type of insurance represented by the Certificate. Insurance Policies whose terms expire during the term of this Agreement will be renewed or replaced with no gaps in coverage, and evidence of such renewal or replacement will be provided to Columbia under the same conditions as prescribed above.

     13.1 In addition to any other indemnification provided for by Processor herein, including Processor's environmental indemnification contained in Paragraph 7 hereof, Processor shall indemnify and hold harmless Columbia from and against any and all loss, damage, and liability and from any and all claims for damages on account of or by reason of bodily injury, including death, which may be sustained or claimed to be sustained by any person, including the employees of Processor and of any Contractor or Subcontractor of Processor, and from and against any and all damages to property, including loss of use, and including property of Columbia, caused by or arising out of or claimed to have been caused by or to have arisen out-of an act or omission of Processor or its agents, employees, Contractors or Subcontractors in connection with the performance of this Agreement whether or not insured against and Processor shall at its own cost and expense defend any claims, suits, actions, or proceedings, whether groundless or not, which may be commenced against Columbia by reason thereof or in connection therewith, and Processor shall pay any and all judgments which may be recovered in any such actions, claims, proceedings or suits, and defray any and all expenses, including costs and attorney's fees, which may be incurred in or by reason of such actions, claims, proceedings, or suits, including environmental impairment; provided, however, that the foregoing indemnification will not cover loss, damage or liability arising from the sole negligence or willful misconduct of Columbia, its agents and employees. Notwithstanding the foregoing, in the event of such actions, claims, proceedings or suits, Columbia shall be entitled, if it so elects, to representation by attorneys of its own selection at its sole cost, including attorneys employed by Columbia. The obtaining by Processor of a release or discharge, running to Processor or Columbia or either or both of them, from a property owner for damages resulting from the performance of this Agreement, including without limitation, any phase of dismantlement, demolition, removal or disposal, shall not diminish nor affect in any way the rights of Columbia and the obligations of Processor as set forth in this Section 14. To the extent permitted by law, Processor expressly waives the benefit, for itself and all contractors and subcontractors, insofar as the indemnification of Columbia is concerned, of the provisions of any applicable workers' compensation law limiting the tort or other liability of an employer on account of injuries to the employer's employees.

     13.2 Columbia shall indemnify and hold harmless Processor from and against any and all loss, damage and liability, and from any injury, including death, which may be sustained or claimed to be sustained by any person, including the employees of Columbia and of any Contractor or Subcontractor of Columbia and,
from and against, any and all damages to property, including loss of use, and including property of Processor, caused by or arising out of or claimed to have been caused by or to have arisen out of the sole negligence of Columbia or its agents, employees or subcontractors.

     14.1 An Event of Default shall be deemed to have occurred under this contract if:

          (a) Processor fails to make due and punctual payments of amounts required to lenders for all loans associated with the dismantlement, demolition, removal or disposal of the Kenova Plant;

          (b) Processor fails to make due and punctual payments of all premiums necessary to assure the coverages required under the terms and conditions of this Agreement to the insurance companies responsible for the respective policies; or,

          (c) Either party shall fail to perform any of its other covenants, agreements or terms hereof, and such nonperformance shall continue for a period of twenty (20) days following notice from the other party.

     14.2 Processor acknowledges and agrees that an Event of Default by Processor, as defined above, will cause irreparable harm and loss to Columbia and that, in addition to any other legal or equitable remedy available to Columbia, such Event of Default shall be the basis for interlocutory equitable relief against Processor. Such interlocutory equitable relief shall be in a form which will allow Columbia, or any entity chosen by Columbia, to complete the obligations of Processor herein at the sole risk, liability, cost and expense of Processor.

     14.3 In the event of a default by a party (Defaulting Party), the other party (Non-Defaulting Party), at its sole discretion, may satisfy any and all obligations of the Defaulting Party connected directly with this Agreement, including but not limited to any default of Defaulting Party under this Agreement. Defaulting Party agrees to reimburse Non-Defaulting Party any amount paid together with attorneys fees and annual interest at the highest rate allowed by law.

     15. Neither Processor nor Columbia shall be held responsible for any losses resulting if the fulfillment of any terms or provisions shall be delayed or prevented wholly or in part by compliance with any law, order or regulation, whether valid or invalid, of any governmental authority or of any person purporting to act therefor or by any act or condition not within the reasonable control of the party whose performance is interfered with and which by the exercise of reasonable diligence said party is unable to prevent, including but not limited to revolutions or other disorders, wars, acts of enemies, embargoes or other import or export restrictions, strikes, lockouts or other industrial disturbances, fires, storms, floods, acts of God or explosions. The settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty and such party shall not be required to make settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the discretion of the party having the difficulty. If either party is unable to fulfill the terms and conditions of this agreement by reason of any such cause as provided in this Article, the party rendered unable to perform hereunder shall give the other party notice in writing as soon as reasonably possible after the occurrence of the cause relied on, setting forth the full particulars in connection therewith, and that parties' obligations shall be suspended during the continuance of any inability so caused but for no longer period, and such cause, so far as possible, shall be remedied with all reasonable dispatch. This agreement shall not be terminated by reason of any such cause set out above but shall remain in full force and effect and this Agreement shall not be extended regardless of any such curtailment or cessation.

     16. The waiver by either party of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of any subsequent term, covenant, of condition, whether similar or dissimilar to the term. covenant, or condition which was waived.

     17. Notices required or permitted hereunder shall be made to the parties at the following addresses:

          MarkWest Hydrocarbon Partners, Ltd. 5613 DTC Parkway, Suite 400 Englewood, CO 80111 Attention of Vice President,
                                    Finance

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          Columbia Gas Transmission Corporation P.0. Box 1273
          Charleston, WV 25325-1273 Attention of Vice President,
                      Volume Management

     18. Processor agrees that Columbia or its Agents, at all reasonable times, shall have the right to examine or audit the books, accounts and records of Processor to verify compliance with the terms and conditions of this Agreement.

     19. This Agreement shall be governed in accordance with the laws of the State of West Virginia.

     20. If any sections or provisions of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such sections or provisions shall survive to the extent enforceable and allowed by law, but the illegality or unenforceability of such sections or provisions shall have no effect upon and shall not impair the enforceability of any other sections or provisions of this Agreement.

     21. With the exception of the obligations contained in the indemnification provisions herein, this Agreement terminates at the completion of each parties obligations hereunder.

     22. Closing is herein defined as the mutually agreeable time and date of the delivery of a general warranty deed by Columbia to Processor.

     23. It is mutually agreed that in the performance of any and all actions necessary to perform the duties under the terms and conditions of this Agreement, Processor is an independent contractor, and nothing in this Contract shall be

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construed as creating the relationship of principal and agent, or employer or employee, between Columbia and/or Processor or Processor's agents or employees. Processor shall have no authority to hire any persons on behalf of Columbia, and any and all persons whom it may employ shall be deemed to be solely the employees of Processor. Processor shall have control and management of the work, the selection of employees and the fixing of their hours of labor, and no right is reserved to Columbia to direct or control the manner in which the work is performed, as distinguished from the result to be accomplished. Nothing herein contained shall be construed to authorize Processor to incur any debt, liability or obligation of any nature for or on behalf of Columbia, or for Processor to cause any lien or other encumbrance to be placed on Columbia's property, and Processor shall immediately remove, and indemnify Columbia against, all costs incurred in connection with, any such debt, liability, obligation, lien or other encumbrance, if any arises in contravention hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year last above written.

                                COLUMBIA GAS TRANSMISSION CORPORATION
                                        /s/ Peter J. Kinsella
                                By:           Peter J. Kinsella
                                Title: Vice President, Volume Management

                                MARKWEST HYDROCARBON PARTNERS, LTD.

                                By:   /s/ Patrick W. Murray
                                Title:   Vice President - Finance

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